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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 MARCH 14, 2003


                                   DYAX CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         000-24573                           04-3053198
(State or other jurisdiction of      (Commission File Number)       (IRS Employer Identification No.)
             incorporation)


                   300 TECHNOLOGY SQUARE, CAMBRIDGE, MA 02139
              (Address of principal executive offices and zip code)

                                 (617) 225-2500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER

         In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of Dyax Corp. previously filed with Securities and Exchange Commission (File No. 333-86904), which Registration Statement was declared effective by the Commission on May 3, 2002, Dyax is filing (i) a Placement Agent Agreement dated March 13, 2003 between Dyax and Pacific Growth Equities, Inc., (ii) a Form of Common Stock Purchase Agreement between Dyax and each of the purchasers named in Schedule I thereto, and (iii) an opinion from Palmer & Dodge LLP relating to the sale and issuance of shares of Dyax common stock sold in the offering.

         On March 14, 2003 Dyax entered into subscription agreements to sell 4,721,625 shares of its common stock at a price of $1.86 per share for gross proceeds of $8,782,222.50 million. Dyax expects to deliver the shares of common stock to purchasers on March 19, 2003. Dyax has retained Pacific Growth Equities, Inc. to act as its exclusive placement agent in connection with the offering, excluding 1,075,269 shares to be sold to parties affiliated with one of Dyax's directors, as more fully described in the prospectus supplement filed with the Securities and Exchange Commission.

         On March 14, 2002, Dyax issued the press release which is attached as
Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              1.1 Placement Agent Agreement dated March 13, 2003. Filed
                  herewith.

              5.2 Opinion of Palmer & Dodge LLP dated March 14, 2003. Filed herewith.

              10.1 Form of Common Stock Purchase Agreement. Filed herewith.

              99.1 Press release dated March 14, 2003. Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2003                    DYAX CORP.

                                        By: /s/ STEPHEN S. GALLIKER
                                           -------------------------------------
                                           Stephen S. Galliker
                                           Treasurer and Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION

1.1          Placement Agent Agreement dated March 13, 2003. Filed herewith.
5.2          Opinion of Palmer & Dodge LLP dated March 14, 2003. Filed herewith.
10.1         Form of Common Stock Purchase Agreement. Filed herewith.
99.1         Press release dated March 14, 2003. Filed herewith.